As filed with the Securities and Exchange Commission on August 20, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pier 1 Imports, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-1729843
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

301 Commerce Street, Suite 600
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

PIER 1 IMPORTS, INC. 1999 STOCK PLAN
(Full Title of the Plan)

J. Rodney Lawrence
Executive Vice President, Legal Affairs & Secretary
Pier 1 Imports, Inc.
301 Commerce Street
Fort Worth, Texas 76102
(Name and Address of Agent for Service)

(817) 252-8000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class	Amount	Maximum	Maximum
of Securities to Be	To Be	Offering Price	Aggregate	Amount of
Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, $1.00 par value	3,500,000	$15.87	$55,545,000	$7,037.55

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of determining the amount of the registration fee and are calculated based upon the average of the high and low prices of the registrant’s Common Stock, as reported on the New York Stock Exchange on August 16, 2004.

EXPERTS
SIGNATURES
Consent of Ernst & Young LLP

     This Registration Statement registers additional securities to be issued under the Pier 1 Imports, Inc. 1999 Stock Plan. The contents of the earlier registration statements, Nos. 333-88323, 333-99731 and 333-108454 are incorporated herein by reference.

     The following exhibits are filed as part of this Registration Statement:

Exhibit	Description
23.1	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included on signature page of Registration Statement).

EXPERTS

     The consolidated financial statements of Pier 1 Imports, Inc. incorporated by reference in Pier 1 Imports, Inc.’s Annual Report (Form 10-K) for the year ended February 28, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on August 19, 2004.

PIER 1 IMPORTS, INC.
By:	/s/ MARVIN J. GIROUARD
Marvin J. Girouard
Chairman of the Board

POWER OF ATTORNEY

     We, the undersigned directors and officers of PIER 1 IMPORTS, INC., hereby appoint MARVIN J. GIROUARD and J. RODNEY LAWRENCE, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or each of them shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on the 19th day of August, 2004, in the capacities indicated.

Signature	Title or Capacity

/s/ MARVIN J. GIROUARD Marvin J. Girouard	Chairman and Chief Executive Officer
/s/ CHARLES H. TURNER Charles H. Turner	Executive Vice President, Finance, Chief Financial Officer and Treasurer
/s/ SUSAN E. BARLEY Susan E. Barley	Principal Accounting Officer
/s/ JOHN H. BURGOYNE John H. Burgoyne	Director
/s/ MICHAEL R. FERRARI Michael R. Ferrari	Director
/s/ JAMES M. HOAK, JR. James M. Hoak, Jr.	Director
/s/ KAREN W. KATZ Karen W. Katz	Director
/s/ TERRY E. LONDON Terry E. London	Director
/s/ TOM M. THOMAS Tom M. Thomas	Director

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